Exhibit 16.1

SEALE and BEERS, CPAs
PCAOB & CPAB REGISTERED AUDITORS
www.sealebeers.com


December 1, 2009

Office Of the Chief Accountant
Securities and Exchange Commission
100 F Street, NE
Washington, D.C. 20549

Dear Sir/Madam:

We have read the statements included under Item 4.01 in the Form 8-K/A dated November 9, 2009 of Blackrock Resources Inc. (the "Company") to be filed with the Securities and Exchange Commission and we agree with such statements insofar as they relate to our dismissal and our review of their June 30, 2009 financial statements. We cannot confirm or deny that the appointment of M&K CPAS, LLC was approved by the Board of Directors, or that they were not consulted prior to their appointment as auditors.

Very truly yours,


/s/ Seale and Beers, CPAs
------------------------------------
Seale and Beers, CPAs
Las Vegas, Nevada

CC: U.S. Securities & Exchange Commission
    Office of the Chief Accountant
    100 F Street, NE
    Washington, DC 20549
    202-551-5300 Phone
    202-772-9252 Fax



             Seale and Beers, CPAs PCAOB & CPAB Registered Auditors
 50 S. Jones Blvd, Ste 202, Las Vegas, NV 89107 (888)727-8251 Fax: (888)782-2351